THERMON REPORTS FIRST QUARTER FISCAL 2021 RESULTS

AUSTIN, Texas, August 6, 2020 -- Thermon Group Holdings, Inc. (NYSE:THR) (the "Company," "Thermon," "we" or "our") today announced consolidated financial results for the first quarter ("Q1 2021") of the fiscal year ending March 31, 2021 ("Fiscal 2021").

Q1 2021 highlights, as compared to the three months ended June 30, 2019 ("Q1 2020"), include:

•Revenue of $56.8 million, a decrease of 38% compared to $91.7 million
•Backlog of $109.9 million, with the second consecutive quarter of a positive book to bill ratio
•Fully diluted GAAP loss per fully diluted common share ("EPS") of $(0.18), a decrease of $0.22 compared to $0.04
•Non-GAAP Adjusted EPS of $(0.11), a decrease of $0.26 compared to $0.15
•Net loss of $(6.1) million as compared to net income of $1.5 million
•Generated $3.4 million of cash provided by operating activities, consistent with Q1 2020
•Preserving the strength of our balance sheet, with $48.2 million of cash and cash equivalents and a net debt to Adjusted EBITDA ratio of 2.5x

Bruce Thames, Thermon's President and Chief Executive Officer said, "During a challenging quarter, I am proud of the team's resilience and execution to plan. While we experienced lower demand in our end markets, we remained focused on our customer relationships, the health and safety of our global employees, developing world-class technology and continuing to generate positive cash from operations. We took decisive action to reduce run-rate costs by $17 million and will continue to manage our cost structure in line with the level of incoming business going forward. We continue to prioritize cash management and maintaining our strong balance sheet, and while we expect the impact from both COVID-19 and volatility in energy related markets to continue, we are positioning our business for success as the global economy recovers."

During Q1 2021, the Company generated revenue of $56.8 million versus $91.7 million in Q1 2020, a decrease of $34.9 million or 38%. During Q1 2021, new facility construction (or "Greenfield") and facility maintenance, repair and operations and upgrade or expansion (or "MRO/UE") activity from our legacy heat tracing business accounted for 32% and 68% of revenue, respectively, which compares to 49% and 51% in Q1 2020. Gross margin during Q1 2021 was 42.4%, as compared to 40.5% in Q1 2020.

Q1 2021 total orders were $60.6 million versus $82.8 million in Q1 2020, a decrease of $22.2 million or 27%. Q1 2021 backlog of $109.9 million represents a $1.6 million decrease, or 1%, as compared to Q1 2020 backlog of $111.5 million.

Q1 2021 net loss attributable to Thermon and GAAP EPS were $(6.1) million and $(0.18), respectively, compared to net income and GAAP EPS of $1.5 million and $0.04, respectively, in Q1 2020. After taking into account the impact of the cost of a workforce reduction in the Western Hemisphere, the benefit from the Canadian Emergency Wage Subsidy and intangible amortization related to prior acquisition activities (see table, Reconciliation of Net (Loss) Income attributable to Thermon to Adjusted Net (Loss) Income and Adjusted EPS), the Company generated an Adjusted Net Loss in Q1 2021 of $(3.5) million and Adjusted EPS of $(0.11) compared to Adjusted Net Income and Adjusted EPS of $4.8 million and $0.15, respectively, in Q1 2020.

Adjusted EBITDA was $1.4 million in Q1 2021 as compared to $13.1 million in Q1 2020, a decrease of $11.8 million or 90% (see table, Reconciliation of Net Income attributable to Thermon to Adjusted EBITDA).

As of June 30, 2020, the Company had $179.0 million of gross outstanding debt and $48.2 million of cash and cash equivalents representing net debt of $130.8 million. During the quarter we amended our existing credit agreement whereby the debt within the leverage ratio may be reduced by cash in excess of $20.0 million. Based on the trailing twelve month Adjusted EBITDA of the Company, our net debt to trailing twelve month Adjusted EBITDA ratio was 2.5x as of June 30, 2020.

Conference Call and Webcast Information

Thermon's senior management team, including Bruce Thames, President and Chief Executive Officer, and Jay Peterson, Chief Financial Officer, will discuss Q1 2021 results during a conference call today at 10:00 a.m. (Central

Time), which will be simultaneously webcast on Thermon's investor relations website located at http://ir.thermon.com. Investment community professionals interested in participating in the question-and-answer session may access the call by dialing (877) 407-5976 from within the United States/Canada and (412) 902-0031 from outside of the United States/Canada. A replay of the webcast will be available on Thermon's investor relations website after the conclusion of the call.

About Thermon

Through its global network, Thermon provides safe, reliable and mission critical industrial process heating solutions. Thermon specializes in providing complete flow assurance, process heating, temperature maintenance, freeze protection and environmental monitoring solutions. Thermon is headquartered in Austin, Texas. For more information, please visit www.thermon.com.

Non-GAAP Financial Measures

Disclosure in this release of "Adjusted EPS," "Adjusted EBITDA," "Adjusted Net Income" and "Free Cash Flow" which are "non-GAAP financial measures" as defined under the rules of the Securities and Exchange Commission (the "SEC"), are intended as supplemental measures of our financial performance that are not required by, or presented in accordance with, U.S. generally accepted accounting principles ("GAAP"). "Adjusted Net Income" and "Adjusted EPS" (or "Adjusted fully diluted earnings per share") represent net income attributable to Thermon before costs related to the western hemisphere reduction in force, the benefit from the Canadian Emergency Wage Subsidy (“CEWS”), costs related to the consolidation of our operating footprint in Canada, amortization of intangible assets, and the income tax effect on any non-tax adjustments, per fully-diluted common share in the case of Adjusted EPS. "Adjusted EBITDA" represents net income attributable to Thermon before interest expense (net of interest income), income tax expense, depreciation and amortization expense, stock-based compensation expense, income attributable to non-controlling interests, costs related to the western hemisphere reduction in force, the benefit from the CEWS and costs related to the consolidation of our operating footprint in Canada. "Free Cash Flow" represents cash provided by operating activities less cash used for the purchase of property, plant and equipment, net of sales of rental equipment and proceeds from sales of land and buildings.

We believe these non-GAAP financial measures are meaningful to our investors to enhance their understanding of our financial performance and are frequently used by securities analysts, investors and other interested parties to compare our performance with the performance of other companies that report Adjusted EPS, Adjusted EBITDA, or Adjusted Net Income. Adjusted EPS, Adjusted EBITDA and Adjusted Net Income should be considered in addition to, not as substitutes for, income from operations, net income, net income per share and other measures of financial performance reported in accordance with GAAP. We provide Free Cash Flow as a measure of our liquidity. Our calculation of Adjusted EPS, Adjusted EBITDA, Adjusted Net Income and Free Cash Flow may not be comparable to similarly titled measures reported by other companies. For a description of how Adjusted EPS, Adjusted EBITDA, Adjusted Net Income, and Free Cash Flow are calculated and reconciliations to the corresponding GAAP measures, see the sections of this release titled "Reconciliation of Net Income attributable to Thermon to Adjusted EBITDA," "Reconciliation of Net Income attributable to Thermon to Adjusted Net Income and Adjusted EPS" and "Reconciliation of Cash Provided by Operating Activities to Free Cash Flow."

Forward-Looking Statements

This release may include forward-looking statements within the meaning of the U.S. federal securities laws in addition to historical information. These forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, without limitation, statements regarding our industry, business strategy, plans, goals and expectations concerning our market position, future operations, margins, profitability, capital expenditures, liquidity and capital resources and other financial and operating information. When used herein, the words "anticipate," "assume," "believe," "budget," "continue," "contemplate," "could," "should" "estimate," "expect," "intend," "may," "plan," "possible," "potential," "predict," "project," "will," "would," "future," and similar terms and phrases are intended to identify forward-looking statements in this release. Forward-looking statements reflect our current expectations regarding future events, results or outcomes. These expectations may or may not be realized. Some of these expectations may be based upon assumptions, data or judgments that prove to be incorrect. In addition, our business and operations involve numerous risks and uncertainties, many of which are beyond our control, which could result in our expectations not being realized or otherwise materially affect our financial condition, results of operations and cash flows.

Actual events, results and outcomes may differ materially from our expectations due to a variety of factors. Although it is not possible to identify all of these factors, they include, among others, (i) the outbreak of the novel strain of coronavirus (COVID-19); (ii) general economic conditions and cyclicality in the markets we serve; (iii) future growth of energy, chemical processing and power generation capital investments; (iv) our ability to operate successfully in foreign countries; (v) our ability to deliver existing orders within our backlog; (vi) our ability to effectively integrate Thermon Heating Systems product lines into our existing sales and market channels; (vii) the imposition of certain operating and financial restrictions contained in our debt agreements; (viii) tax liabilities and changes to tax policy; (ix) our ability to bid and win new contracts; (x) our ability to successfully develop and improve our products and successfully implement new technologies; (xi) competition from various other sources providing similar heat tracing and process heating products and services, or alternative technologies, to customers; (xii) our revenue mix; (xiii) our ability to acquire smaller value added companies; (xiv) changes in relevant currency exchange rates; (xv) impairment of goodwill and other intangible assets; (xvi) our ability to attract and retain qualified management and employees, particularly in our overseas markets; (xvii) our ability to protect our trade secrets; (xviii) our ability to protect our intellectual property; (xix) our ability to protect data and thwart potential cyber-attacks; (xx) a material disruption at any of our manufacturing facilities; (xxi) our dependence on subcontractors and third-party suppliers; (xxii) our ability to profit on fixed-price contracts; (xxiii) our ability to achieve our operational initiatives; (xxiv) potential liability related to our products as well as the delivery of products and services; (xxv) our ability to comply with foreign anti-corruption laws; (xxvi) export control regulations or sanctions; (xxvii) changes in U.S. and foreign government administrative policy; (xxviii) geopolitical instability in Russia and Ukraine and related sanctions by the U.S. government; (xxix) our ability to comply with the complex and dynamic system of laws and regulations applicable to domestic and international operations, including U.S. government tariffs; (xxx) environmental and health and safety laws and regulations as well as environmental liabilities; and (xxxi) climate change and related regulation of greenhouse gases. See also Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2020 filed with the Securities and Exchange Commission (the “SEC”) on June 1, 2020 and in any subsequent Quarterly Reports on Form 10-Q that we have filed or may file with the SEC for information regarding the additional factors that have impacted or may impact our business and operations. Any one or a combination of these factors could materially affect our future results of operations and could influence whether any forward-looking statements contained in this release ultimately prove to be accurate.
Our forward-looking statements are not guarantees of future performance, and actual results and future performance may differ materially from those suggested in any forward-looking statements. We do not intend to update these statements unless we are required to do so under applicable securities laws.

CONTACT:

Kevin Fox (512) 690-0600
Investor.Relations@thermon.com

Thermon Group Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations and Selected Balance Sheet Data
(Unaudited, in Thousands except per share amounts)

	Three Months Ended	Three Months Ended
	June 30, 2020	June 30, 2019
Sales	$56,848	$91,712
Cost of sales	32,729	54,570
Gross profit	24,119	37,142
Operating expenses:
Marketing, general and administrative and engineering	26,708	26,699
Stock compensation expense	1,133	1,019
Amortization of intangible assets	3,033	4,433
Income (loss) from operations	(6,755)	4,991
Interest income and expense, net	(2,297)	(3,423)
Debt cost amortization	(258)	(296)
Interest expense, net	(2,555)	(3,719)

Other income	732	233
Income (loss) before provision for taxes	(8,578)	1,505
Income tax expense (benefit)	(2,493)	44
Net (loss) income	(6,085)	1,461

Loss attributable to non-controlling interests	—	(10)
Net (loss) income attributable to Thermon	(6,085)	1,471

Net (loss) income per common share:
Basic (loss) income per share	$(0.18)	$0.05
Diluted (loss) income per share	$(0.18)	$0.04
Weighted-average shares used in computing net income per common share:
Basic common shares	32,986	32,635
Fully-diluted common shares	32,986	33,052

	June 30, 2020 (unaudited)	March 31, 2020
Cash and cash equivalents	$48,229	$43,237
Total debt (principal amount)	179,044	176,000
Total equity	350,462	346,439

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net (Loss) Income Attributable to Thermon to Adjusted EBITDA
(Unaudited, in Thousands)

	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019
GAAP net (loss) income attributable to Thermon	$(6,085)	$1,471
Interest expense, net	2,555	3,719
Income tax expense (benefit)	(2,493)	44
Depreciation and amortization expense	5,762	6,885
EBITDA (non-GAAP)	$(261)	$12,119
Stock compensation expense	1,133	1,019
Western Hemisphere reduction in force	2,921	—
Loss attributable to non-controlling interests	—	(10)
Canadian Emergency Wage Subsidy (“CEWS”)	(2,417)	—
Adjusted EBITDA (non-GAAP)	$1,376	$13,128

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Net (Loss) Income Attributable to Thermon to Adjusted Net (Loss) Income and Adjusted EPS
(Unaudited, in Thousands except per share amounts)

	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019	Adjustment to:
GAAP net (loss) income attributable to Thermon	$(6,085)	$1,471
Western Hemisphere reduction in force	2,921	—	Operating expense
Amortization of intangible assets	3,033	4,433	Intangible amortization
Canadian Emergency Wage Subsidy (“CEWS”)	(2,417)	—	Cost of Sales and Operating expense
Tax effect of adjustments	(962)	(1,108)
Adjusted net (loss) income (non-GAAP)	$(3,510)	$4,796

Adjusted-fully diluted (loss) earnings per common share (adjusted EPS) (non-GAAP)	$(0.11)	$0.15

Fully-diluted common shares	32,986	33,052

Thermon Group Holdings, Inc. and Subsidiaries
Reconciliation of Cash Provided by Operating Activities to Free Cash Flow
(Unaudited, in Thousands)

	Three Months Ended June 30, 2020	Three Months Ended June 30, 2019
Cash provided by operating activities	$3,352	$3,399
Less: Cash used for purchases of property, plant and equipment	(2,059)	(1,726)
Plus: Sale of rental equipment	6	126
Free cash flow provided (non-GAAP)	$1,299	$1,799